Exhibit 99.1

First National Corporation Reports RECORD FOURTH Quarter AND ANNUAL 2025 EARNINGS

STRASBURG, Va., January 29, 2026 --- First National Corporation (the “Company” or “First National”) (NASDAQ: FXNC), the bank holding company of First Bank (the “Bank”), reported consolidated net income of $5.5 million and basic and diluted earnings per common share of $0.61 for the fourth quarter of 2025.  For the year ended December 31, 2025, the Company reported consolidated earnings of $17.7 million and basic and diluted earnings per common share of $1.97 and $1.96, respectively, and adjusted operating earnings(1) of $19.1 million and adjusted basic and diluted earnings per common share(1) of $2.13 and $2.12, respectively, for the year ended December 31, 2025.

“We are pleased to report a record fourth quarter of financial performance, as well as a record year. We spent 2025 integrating the Touchstone family and operations into our company, with a major focus on customer retention. The addition of experienced bankers in our Richmond, Roanoke, and Staunton markets helped support our net loan growth in the fourth quarter. We delivered a strong return to our shareholders as we increased our quarterly dividend in the fourth quarter 9.7% and grew our per share tangible book value 14% - all of which helped drive a stock price increase of 9.7% for the year. We are extremely pleased to deliver a double-digit return for our shareholders in 2025.” said Scott C. Harvard, President and Chief Executive Officer of First National.

FINANCIAL HIGHLIGHTS FOR FOURTH QUARTER 2025

●	Basic earnings per share of $0.61 per share, compared to $0.62 in the previous period, up from ($0.10) one year prior
●	Return on average assets of 1.06% compared to 1.09% in the previous period and (0.18%) one year prior
●	Return on average equity of 11.86% compared to 12.43% in the previous period and (2.35%) one year prior
●	Net interest margin, fully tax equivalent ("FTE")(1) of 3.95%, up from 3.84% in the previous period and 3.83% one year prior
●	Asset quality improved with non-performing assets ("NPAs") declining to 0.32% of total loans
●	Loan growth of $16.3 million for the quarter, a 4.6% annualized growth rate
●	Noninterest bearing deposits of $509.9 million, or 28% of deposits, contributing to our low funding cost

FINANCIAL HIGHLIGHTS FOR 2025

●	Basic earnings per share of $1.97 compared to $1.00 one year prior
●	Return on average assets of 0.87% compared to 0.44% one year prior
●	Return on average equity of 10.10% compared to 5.33% one year prior
●	Net interest margin (FTE)(1) of 3.88% compared to 3.51% one year prior

NET INTEREST INCOME

For the fourth quarter of 2025, the Company’s net interest margin (FTE)(1) was 3.95%, compared to 3.84% for the third quarter of 2025 and 3.83% in the fourth quarter of 2024. The Company’s net interest margin (FTE)(1) for the fourth quarter of 2025 includes the impact of acquisition accounting fair value adjustments. Net accretion income related to acquisition accounting was $201 thousand, a 4-basis point incremental increase to the net interest margin for the fourth quarter ended December 31, 2025. Net accretion income related to acquisition accounting was $1.1 million for the year ended December 31, 2025, a 6-basis point incremental increase to the net interest margin.

The quarterly impact of acquisition accretion and amortization in 2025 is reflected in the following table (dollars in thousands):

	Loans	Deposits	Borrowings	Total
For the quarter ended March 31, 2025	$(194)	$443	$(285)	$(36)
For the quarter ended June 30, 2025	930	163	(186)	907
For the quarter ended September 30, 2025	81	55	(93)	43
For the quarter ended December 31, 2025	283	(10)	(72)	201
	$1,100	$651	$(636)	$1,115

Earning asset yields for the fourth quarter of 2025 decreased 2-basis points to 5.24% compared to the third quarter of 2025. Loan accretion increased in the fourth quarter compared to the prior quarter. For the fourth quarter of 2025, net interest income was $19.0 million, an increase of $657 thousand from $18.3 million in the third quarter of 2025 due to a slight increase in net accretion income combined with a decrease in interest expense on average interest-bearing liabilities.

ALLOWANCE AND PROVISION FOR CREDIT LOSSES

The Company recorded a $951 thousand provision for credit losses in the fourth quarter of 2025, compared to $193 thousand for the third quarter of 2025. The fourth quarter provision was comprised of a $923 thousand provision for credit losses on loans, and a $28 thousand provision for credit losses on unfunded commitments.  Net charge-offs totaled $651 thousand in the fourth quarter of 2025, compared to net charge-offs of $939 thousand in the third quarter of 2025 and net charge-offs of $1.33 million in the fourth quarter of 2024.

The allowance for credit losses on loans totaled $14.7 million, or 1.02% of total loans on December 31, 2025, compared to $14.4 million, or 1.01% of total loans on September 30, 2025, and $16.4 million, or 1.12% of total loans on December 31, 2024. The increase in allowance for credit losses from the prior period is primarily due to increased pooled loan balances as well as three new loans with specific reserves on individually analyzed loans added in the fourth quarter. The decrease in allowance for credit losses from the fourth quarter of 2024 was driven by lower individually analyzed loans balances following charge-offs recorded in 2025. The allowance for credit losses to NPA coverage increased to 316% on December 31, 2025, compared to 253% on September 30, 2025, and to 231% on December 31, 2024.

NONINTEREST INCOME AND EXPENSE

Non-interest income increased $518 thousand to $5.0 million for the fourth quarter of 2025 from $4.5 million in the prior quarter.  Non-interest income increased 11.5% in the fourth quarter primarily due to increases in other income from the $895 thousand recovery from an acquired loan that was charged off prior to the acquisition of Touchstone. This increase in other income was offset by decreases in ATM and check card income, decreases in fees for other customer services, and no bargain purchase gain recognized compared to the prior quarter.

Adjusted noninterest income(1), which excludes the bargain purchase gain ($304 thousand in the third quarter of 2025) and loan recovery ($895 thousand in the fourth quarter of 2025), decreased $73 thousand to $4.1 million for the fourth quarter of 2025 from $4.2 million in the prior quarter, due to nominal decreases in ATM and check card income and fees for other customer services.

Noninterest expense increased $343 thousand to $16.1 million for the fourth quarter of 2025 from $15.8 million in the prior quarter. Merger expense increased due to the one-time early lease termination for the now closed Raleigh loan production office acquired in the Touchstone merger. The Company is currently reviewing our total office footprint with plans to further improve operating leverage.

Adjusted operating noninterest expense(1), which excludes the Raleigh LPO lease termination ($127 thousand in the fourth quarter of 2025) and amortization of intangible assets ($442 thousand in the fourth quarter of 2025 and $442 thousand in the third quarter of 2025), increased $216 thousand to $15.6 million for the fourth quarter of 2025 from $15.3 million in the prior quarter, due to increases in equipment and other operating expense.

INCOME TAXES

Income tax expense was $1.39 million for the fourth quarter of 2025, compared to $1.27 million for the third quarter of 2025.  The effective tax rate of 20.2% for the fourth quarter of 2025 increased from the 18.6% in the third quarter of 2025.  This increased effective tax rate in the fourth quarter was driven by additional income tax expense of $78 thousand related to an adjustment to deferred tax assets related to the Touchstone acquisition partially offset by the final state tax refund for Touchstone.  Tax expense and the related effective tax rate for the third quarter of 2025 were reduced due to the $304 thousand adjustment to the bargain purchase gain related to the final Touchstone federal tax filing.

BALANCE SHEET

On December 31, 2025, total assets were $2.039 billion, an increase of $7.9 million or 0.4% from September 30, 2025, and an increase of $28.4 million or 1.4% from December 31, 2024. Total assets were consistent with the prior quarter, and the increase from the prior year was driven by additional investment in securities available for sale.

On December 31, 2025, loans held for investment ("LHFI") net of allowance totaled $1.435 billion, an increase of $16.3 million or 1.1% from $1.419 billion on September 30, 2025, and a decrease of $15.6 million or 1.1% from December 31, 2024. Loans grew by $17 million during the fourth quarter, the first quarter of net loan growth in 2025.

On December 31, 2025, total investments were $326.0 million, an increase of $20.5 million or 6.7% from September 30, 2025, and an increase of $48.7 million or 17.6% from December 31, 2024. Available for sale ("AFS") securities totaled $217.5 million on December 31, 2025, and $196.5 million on September 30, 2025, and $163.8 million on December 31, 2024. The increases compared to the prior quarters were driven by security purchases exceeding portfolio cashflows. Total net unrealized losses on the AFS securities portfolio were $14.8 million on December 31, 2025, compared to $15.4 million on September 30, 2025, and $22.1 million on December 31, 2024. Held to maturity securities are carried at amortized cost and totaled $103.0 million on December 31, 2025, $104.6 million on September 30, 2025, and $109.8 million on December 31, 2024.

On December 31, 2025, total deposits were $1.800 billion, a decrease of $10.0 million or 0.6% from the prior quarter, and a decrease of $4.2 million or 0.2% from December 31, 2024. Overall, the deposit balances were consistent with the prior quarter and the prior year. There were $25.0 million in other borrowings with the Federal Home Loan Bank on December 31, 2025, compared to no other borrowings on September 30, 2025, or December 31, 2024.

LIQUIDITY

Liquidity sources available to the Bank, including interest-bearing deposits in banks, unpledged securities available for sale, at fair value, and available lines of credit totaled $743.0 million on December 31, 2025, $676.1 million on September 30, 2025, and $770.0 million on December 31, 2024.

The Bank maintains liquidity to fund loan growth and to meet potential demand from deposit customers, including potential volatile deposits. The estimated amount of uninsured customer deposits totaled $538.2 million on December 31, 2025, $555.0 million on September 30, 2025, and $537.0 million on December 31, 2024. Excluding municipal deposits that have collateral pledged, the estimated amount of uninsured customer deposits totaled $448.8 million on December 31, 2025, $473.4 million on September 30, 2025, and $445.5 million on December 31, 2024.

ASSET QUALITY

Overall NPAs improved over the previous period and previous year as previously reserved loans were charged off in the fourth quarter of 2025.  Management classifies NPAs as non-accrual loans and other real estate owned ("OREO"). NPAs as a percentage of total loans declined to 0.32% on December 31, 2025, down from 0.40% on September 30, 2025, and down from 0.48% on December 31, 2024.  NPAs decreased by $1.0 million to $4.7 million on December 31, 2025, compared to $5.7 million on September 30, 2025, and $7.1 million on December 31, 2024.

There were no loans past due over 90 days or more and still accruing interest on December 31, 2025, compared to $388 thousand on September 30, 2025, and $365 thousand on December 31, 2024. Loans past-due 30-89 days and still accruing interest increased to $3.8 million, or 0.26% of total loans on December 31, 2025, compared to $3.6 million, or 0.25% of total loans on September 30, 2025, and $3.1 million, or 0.21%, of total loans on December 31, 2024.  The health care provider portfolio continues to decline with $10.0 million in loan balances and $4.1 million in unamortized premiums, with $2.1 million on non-accrual which include specific reserves of $1.6 million.

CAPITAL

During the fourth quarter of 2025, the Company declared and paid cash dividends of $0.17 per common share, compared to $0.155 in the third quarter of 2025 and $0.155 in the fourth quarter of 2024. Tangible book value per share(1) grew to $18.83 at December 31, 2025, from $18.26 per share at September 30, 2025, and $16.55 at December 31, 2024 primarily due to earnings and improvements in unrealized losses on available for sale securities, less dividends and corporate expenses paid.

The following table provides capital ratios and values for the periods ended:

First National Corporation (2)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024
Total risk-based capital ratio	14.53%	15.15%	14.57%
Tier 1 risk-based capital ratio	12.93%	12.83%	11.98%
Common equity Tier 1 capital ratio	12.30%	12.20%	11.35%
Leverage ratio	9.29%	9.24%	8.59%
Tangible common equity to tangible assets (1)	8.40%	8.17%	7.46%
Tangible book value per share (1)	$18.83	$18.26	$16.55

First Bank	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024
Total risk-based capital ratio (3)	13.64%	13.40%	12.34%
Tier 1 risk-based capital ratio (3)	12.59%	12.36%	11.19%
Common equity Tier 1 capital ratio (3)	12.59%	12.36%	11.19%
Leverage ratio (3)	9.13%	8.88%	7.95%
Tangible common equity to tangible assets (1)	8.51%	8.18%	7.14%

During the fourth quarter of 2025, the Company redeemed $13 million in subordinated debt, at par, including redemptions on October 1, 2025 ($5 million) and November 15, 2025 ($8 million). There was no gain or loss recognized on these redemptions. These capital redemptions had minimal impact on the total risk-based capital ratio and should position the Company for improved profitability in future periods.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its consumer and business mobile banking platforms, a network of ATMs located throughout its market area, two loan production offices, a customer service center in a retirement community, and thirty-three bank branch office locations located throughout the Shenandoah Valley, the Roanoke Valley, the Richmond MSA, the south-central regions of Virginia, and in northern North Carolina. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which owns an interest in an entity that provides title insurance services.

NON-GAAP FINANCIAL MEASURES

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include adjusted operating net income, adjusted operating non-interest expense, adjusted operating non-interest income, adjusted basic and diluted earnings per share, adjusted return on average assets, adjusted return on average equity, pre-provision pre-tax earnings, adjusted pre-provision pre-tax earnings, fully taxable equivalent interest income, the net interest margin, the efficiency ratio, tangible book value per share, and tangible common equity to tangible assets.

The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is included at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” "will," "continue," and “projects,” as well as similar expression. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. For details on factors that could affect expectations, future events, or results, see the risk factors and other cautionary language included in First National’s Annual Report on Form 10-K for the year ended December 31, 2024, most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

CONTACTS

Scott C. Harvard	Brad E. Schwartz
President and CEO	Executive Vice President and CFO
(540) 545-7695	(540) 465-6130
sharvard@fbvirginia.com	bschwartz@fbvirginia.com

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Three Months Ended			For the Year Ended
	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Income Statement
Interest and dividend income
Interest and fees on loans	$21,513	$21,430	$21,516	$85,174	$63,483
Interest on deposits in banks	1,618	1,733	2,085	6,913	6,490
Interest on federal funds sold	1	1	189	41	189
Taxable interest on securities	1,734	1,562	1,284	5,923	4,733
Tax-exempt interest on securities	292	296	308	1,186	1,222
Dividends	66	65	104	260	202
Total interest and dividend income	$25,224	$25,087	$25,486	$99,497	$76,319
Interest expense
Interest on deposits	$5,929	$6,246	$6,415	$24,292	$20,964
Interest on federal funds purchased	—	—	1	—	1
Interest on subordinated debt	273	479	396	1,687	603
Interest on junior subordinated debt	67	67	68	266	270
Interest on other borrowings	3	—	247	6	2,029
Total interest expense	$6,272	$6,792	$7,127	$26,251	$23,867
Net interest income	$18,952	$18,295	$18,359	$73,246	$52,452
Provision for credit losses	951	193	4,750	2,887	7,850
Net interest income after provision for credit losses	$18,001	$18,102	$13,609	$70,359	$44,602
Noninterest income
Service charges on deposit accounts	$937	$985	$1,181	$3,955	$3,122
ATM and check card fees	1,124	1,336	792	4,584	3,305
Wealth management fees	936	910	903	3,611	3,617
Fees for other customer services	292	407	317	1,187	966
Brokered mortgage fees	190	166	90	649	252
Income from bank owned life insurance	383	284	264	1,144	755
Net (losses) on securities available for sale	—	—	(154)	—	(115)
Net gains on sale of loans held for sale	3	5	—	8	—
Bargain purchase gain	—	304	2,920	304	2,920
Net gain on subordinated debt payoff	—	—	—	80	—
Other operating income	1,153	103	131	1,496	1,558
Total noninterest income	$5,018	$4,500	$6,444	$17,018	$16,380
Noninterest expense
Salaries and employee benefits	$8,454	$8,487	$7,503	$33,663	$25,134
Occupancy	881	1,025	913	3,919	2,573
Equipment	1,282	1,056	1,123	4,420	3,131
Marketing	350	324	331	1,180	1,037
Supplies	207	158	186	780	489
Legal and professional fees	667	660	520	2,442	1,993
ATM and check card expense	570	569	385	2,115	1,508
FDIC assessment	258	305	285	1,292	860
Bank franchise tax	349	350	262	1,364	1,047
Data processing expense	501	495	684	2,262	1,404
Amortization expense	442	442	448	1,767	461
Other real estate owned expense (income), net	—	—	5	(7)	15
Net (gain) loss on disposal of premises and equipment	—	(7)	—	—	47
Merger expense	127	—	7,316	2,159	8,107
Other operating expense	2,037	1,918	1,968	8,077	5,128
Total noninterest expense	$16,125	$15,782	$21,929	$65,433	$52,934
Income (loss) before income taxes	$6,894	$6,820	$(1,876)	$21,944	$8,048
Income tax expense (benefit)	1,390	1,270	(943)	4,241	1,082
Net income (loss)	$5,504	$5,550	$(933)	$17,703	$6,966

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Year Ended
	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Common Share and Per Common Share Data
Earnings (loss) per common share, basic	$0.61	$0.62	$(0.10)	$1.97	$1.00
Adjusted earnings per common share, basic (1)	$0.62	$0.58	$0.66	$2.13	$2.10
Weighted average shares, basic	9,011,378	8,999,153	8,971,649	8,994,410	6,955,592
Earnings (loss) per common share, diluted	$0.61	$0.62	$(0.10)	$1.96	$1.00
Adjusted earnings per common share, diluted (1)	$0.62	$0.58	$0.66	$2.12	$2.10
Weighted average shares, diluted	9,030,437	9,023,185	8,994,315	9,015,480	6,971,089
Shares outstanding at period end	9,025,395	9,009,209	8,974,102	9,025,395	8,974,102
Tangible book value per share at period end (1)	$18.83	$18.26	$16.55	$18.83	$16.55
Market price per share at period end	$25.24	$22.68	$23.01	$25.24	$23.01
Cash dividends declared	$0.170	$0.155	$0.155	$0.635	$0.605

Key Performance Ratios
Return on average assets (4)	1.06%	1.09%	(0.18%)	0.87%	0.44%
Adjusted return on average assets (1)(4)	1.08%	1.03%	1.15%	0.94%	0.92%
Return on average equity (4)	11.86%	12.43%	(2.35%)	10.10%	5.33%
Adjusted return on average equity (1)(4)	12.08%	11.75%	15.01%	10.92%	11.19%
Net interest margin (4)	3.93%	3.83%	3.83%	3.86%	3.51%
Net interest margin fully tax-equivalent (1)(4)	3.95%	3.84%	3.83%	3.88%	3.51%
Efficiency ratio (1)	64.66%	67.97%	63.97%	68.18%	66.73%

Average Balances
Average assets	$2,061,973	$2,022,958	$2,051,578	$2,026,527	$1,597,150
Average earning assets	1,914,802	1,897,328	1,919,864	1,898,424	1,504,946
Average noninterest deposits to total average deposits	29.28%	29.13%	29.20%	29.12%	30.83%
Average shareholders’ equity	$184,167	$177,130	157,844	$175,264	130,715

Asset Quality
Allowance for credit losses on loans to nonperforming assets	316.27%	253.37%	230.63%	316.27%	230.63%
Allowance for credit losses on loans to period end loans	1.02%	1.01%	1.12%	1.02%	1.12%
Nonperforming assets to period end loans	0.32%	0.40%	0.48%	0.32%	0.48%
Loan charge-offs	$753	$1,027	$1,432	$4,805	$4,033
Loan recoveries	102	88	98	366	283
Net charge-offs	651	939	1,334	4,439	3,750
Non-accrual loans	4,654	5,702	7,058	4,654	7,058
Other real estate owned, net	—	—	53	—	53
Nonperforming assets	4,654	5,702	7,111	4,654	7,111
Loans 30 to 89 days past due, accruing	3,830	3,580	3,085	3,830	3,085
Loans over 90 days past due, accruing	—	388	365	—	365

Capital Ratios (5)
Total capital	$201,622	$194,910	$181,449	$201,622	$181,449
Tier 1 capital	186,193	179,781	164,454	186,193	164,454
Common equity Tier 1 capital	186,193	179,781	164,454	186,193	164,454
Total capital to risk-weighted assets (3)	13.64%	13.40%	12.34%	13.64%	12.34%
Tier 1 capital to risk-weighted assets (3)	12.59%	12.36%	11.19%	12.59%	11.19%
Common equity Tier 1 capital / risk-weighted assets (3)	12.59%	12.36%	11.19%	12.59%	11.19%
Leverage ratio (3)	9.13%	8.88%	7.95%	9.13%	7.95%

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Period Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Balance Sheet
Cash and due from banks	$20,836	$23,716	$34,435	$27,432	$24,916
Interest-bearing deposits in banks	140,074	165,601	159,880	178,600	137,958
Cash and cash equivalents	$160,910	$189,317	$194,315	$206,032	$162,874
Securities available for sale, at fair value	217,538	196,476	187,579	160,976	163,847
Securities held to maturity, at amortized cost (net of allowance for credit losses)	102,872	104,608	106,430	108,292	109,741
Restricted securities, at cost	5,624	4,436	5,624	4,436	3,741
Loans, net of allowance for credit losses	1,435,026	1,418,750	1,428,251	1,435,895	1,450,604
Other real estate owned, net	—	—	—	—	53
Premises and equipment, net	34,561	34,107	34,530	34,609	34,824
Accrued interest receivable	6,430	6,238	6,143	6,126	6,020
Bank owned life insurance	38,577	38,652	38,367	38,136	37,873
Goodwill	3,030	3,030	3,030	3,030	3,030
Core deposit intangibles, net	13,219	13,661	14,102	14,544	14,986
Other assets	20,907	21,479	23,070	21,270	22,688
Total assets	$2,038,694	$2,030,754	$2,041,441	$2,033,346	$2,010,281

Noninterest-bearing demand deposits	$509,874	$511,482	$541,204	$540,387	$520,153
Savings and interest-bearing demand deposits	926,579	931,241	900,658	922,197	924,880
Time deposits	363,095	366,860	361,304	362,392	358,745
Total deposits	$1,799,548	$1,809,583	$1,803,166	$1,824,976	$1,803,778
Other borrowings	25,000	—	25,000	—	—
Subordinated debt, net	8,312	21,241	21,148	21,461	21,176
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	10,359	9,442	9,316	8,955	9,517
Total liabilities	$1,852,498	$1,849,545	$1,867,909	$1,864,671	$1,843,750

Common stock	11,282	11,262	11,236	11,233	11,218
Surplus	78,216	78,187	77,578	77,354	77,058
Retained earnings	108,937	104,964	100,810	97,152	96,947
Accumulated other comprehensive (loss), net	(12,239)	(13,204)	(16,092)	(17,064)	(18,692)
Total shareholders’ equity	$186,196	$181,209	$173,532	$168,675	$166,531
Total liabilities and shareholders’ equity	$2,038,694	$2,030,754	$2,041,441	$2,033,346	$2,010,281

Loan Portfolio
Real estate loans:
Construction and land development	$88,424	$78,470	$78,169	$81,596	$84,480
Secured by farmland	11,879	12,812	12,514	12,314	14,133
Secured by 1-4 family residential	527,282	533,458	544,577	550,183	547,576
Other real estate loans	685,099	671,723	667,550	653,367	658,029
Commercial and industrial loans (except those secured by real estate)	117,256	117,047	119,910	131,539	140,393
Consumer installment loans	8,419	8,358	8,113	8,034	7,582
Deposit overdrafts	543	535	454	486	450
All other loans	10,843	10,794	12,150	13,111	14,361
Total loans	$1,449,745	$1,433,197	$1,443,437	$1,450,630	$1,467,004
Allowance for credit losses	(14,719)	(14,447)	(15,186)	(14,735)	(16,400)
Loans, net	$1,435,026	$1,418,750	$1,428,251	$1,435,895	$1,450,604

FIRST NATIONAL CORPORATION

Average Balances, Yields and Rates Paid

(in thousands)
(unaudited)	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)
Assets
Securities:
Taxable	$261,463	$1,735	2.63%	$242,797	$1,562	2.55%	$222,869	$1,284	2.29%
Tax-exempt (1)	52,441	370	2.80%	51,493	375	2.89%	52,943	391	2.93%
Restricted	4,449	66	5.88%	4,436	65	5.80%	3,773	104	10.96%
Total securities	$318,353	$2,171	2.70%	$298,726	$2,002	2.66%	$279,585	$1,779	2.53%
Loans:
Taxable	$1,431,171	$21,468	5.95%	$1,437,946	$21,386	5.90%	$1,446,432	$21,447	5.90%
Tax-exempt (1)	3,565	57	6.32%	3,473	55	6.29%	5,193	88	6.74%
Total loans	$1,434,736	$21,525	5.95%	$1,441,419	$21,441	5.90%	$1,451,625	$21,535	5.90%
Federal funds sold	33	—	—	55	—	—	16,963	188	4.42%
Interest-bearing deposits with other institutions	161,680	1,618	3.97%	157,128	1,734	4.38%	171,692	2,085	4.83%
Total earning assets	$1,914,802	$25,314	5.24%	$1,897,328	$25,177	5.26%	$1,919,865	$25,587	5.30%
Less: allowance for credit losses on loans	(14,883)			(15,378)			(16,781)
Total non-earning assets	162,054			141,008			148,495
Total assets	$2,061,973			$2,022,958			$2,051,579
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$401,385	$1,185	1.17%	$376,344	$1,256	1.32%	$369,546	$1,314	1.41%
Regular savings	207,169	183	0.35%	209,909	208	0.39%	212,738	171	0.32%
Money market accounts	331,288	1,656	1.98%	330,115	1,882	2.26%	359,708	2,320	2.57%
Time deposits	365,961	2,905	3.15%	363,702	2,900	3.16%	355,181	2,610	2.92%
Total interest-bearing deposits	$1,305,803	$5,929	1.80%	$1,280,070	$6,246	1.94%	$1,297,173	$6,415	1.97%
Federal funds purchased	1	—	—	—	—	—	6	—	—
Subordinated debt	12,167	274	8.94%	21,304	479	8.92%	17,131	395	9.17%
Junior subordinated debt	9,279	67	2.87%	9,279	66	2.83%	9,279	68	2.94%
Other borrowings	272	3	3.93%	—	—	0.00%	20,109	248	4.90%
Total interest-bearing liabilities	$1,327,522	$6,273	1.87%	$1,310,653	$6,791	2.06%	$1,343,698	$7,126	2.11%
Non-interest bearing liabilities
Demand deposits	540,640			526,240			534,951
Other liabilities	9,644			8,935			15,086
Total liabilities	$1,877,806			$1,845,828			$1,893,735
Shareholders’ equity	184,167			177,130			157,844
Total liabilities and Shareholders’ equity	$2,061,973			$2,022,958			$2,051,579
Net interest income (1)		$19,041			$18,386			$18,461
Interest rate spread (1)			3.37%			3.21%			3.19%
Cost of funds			1.33%			1.47%			1.51%
Interest expense as a percent of average earning assets			1.30%			1.42%			1.48%
Net interest margin FTE (1)			3.95%			3.84%			3.83%

FIRST NATIONAL CORPORATION

Average Balances, Yields and Rates Paid

(in thousands)

(unaudited)	Year Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest Income/ Expense	Yield / Rate (7)	Average Balance	Interest Income/ Expense	Yield / Rate (7)
Assets
Securities:
Taxable	$236,181	$5,923	2.51%	$221,611	$4,733	2.14%
Tax-exempt (1)	51,613	1,502	2.91%	53,289	1,547	2.90%
Restricted	4,377	260	5.94%	2,522	202	8.01%
Total securities	$292,171	$7,685	2.63%	$277,422	$6,482	2.34%
Loans:
Taxable	$1,441,319	$84,982	5.90%	$1,096,312	$63,320	5.78%
Tax-exempt (1)	3,978	244	6.13%	2,561	206	8.04%
Total loans	$1,445,297	$85,226	5.90%	$1,098,873	$63,526	5.78%
Federal funds sold	892	40	4.52%	4,244	189	4.44%
Interest-bearing deposits with other institutions	160,064	6,913	4.32%	124,407	6,490	5.22%
Total earning assets	$1,898,424	$99,864	5.26%	$1,504,946	$76,687	5.10%
Less: allowance for credit losses on loans	(15,437)			(13,381)
Total non-earning assets	143,540			105,585
Total assets	$2,026,527			$1,597,150
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$377,944	$4,880	1.29%	$278,558	$4,870	1.75%
Regular savings	210,510	756	0.36%	160,795	292	0.18%
Money market accounts	332,467	7,370	2.22%	294,818	8,265	2.80%
Time deposits	363,641	11,286	3.10%	239,590	7,537	3.15%
Total interest-bearing deposits	$1,284,562	$24,292	1.89%	$973,761	$20,964	2.15%
Federal funds purchased	1	—	—	2	—	—
Subordinated debt	20,308	1,688	8.31%	8,889	603	6.78%
Junior subordinated debt	9,279	266	2.86%	9,279	270	2.91%
Other borrowings	137	6	4.28%	42,486	2,029	4.78%
Total interest-bearing liabilities	$1,314,287	$26,252	2.00%	$1,034,417	$23,866	2.31%
Non-interest bearing liabilities
Demand deposits	527,756			422,981
Other liabilities	9,220			9,037
Total liabilities	$1,851,263			$1,466,435
Shareholders’ equity	175,264			130,715
Total liabilities and Shareholders’ equity	$2,026,527			$1,597,150
Net interest income (1)		$73,612			$52,821
Interest rate spread (1)			3.26%			2.79%
Cost of funds			1.43%			1.64%
Interest expense as a percent of average earning assets			1.38%			1.59%
Net interest margin FTE (1)			3.88%			3.51%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Year Ended
	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Operating Net Income
Net income (GAAP)	$5,504	$5,550	$(933)	$17,703	$6,966
Add: Merger-related expenses	127	—	7,316	2,159	8,107
Add: Day 2 Non-PCD Provision	—	—	3,931	—	3,931
Subtract: Bargain purchase gain	—	(304)	(2,920)	(304)	(2,920)
Subtract: Tax effect of adjustment (5)	(27)	64	(1,439)	(417)	(1,463)
Adjusted operating net income (non-GAAP)	$5,604	$5,310	$5,955	$19,141	$14,621

Adjusted Earnings Per Share, Basic
Weighted average shares, basic	9,011,378	8,999,153	8,971,649	8,994,410	6,955,592
Basic earnings (loss) per share (GAAP)	$0.61	$0.62	$(0.10)	$1.97	$1.00
Adjusted earnings per share, basic (non-GAAP)	$0.62	$0.58	$0.66	$2.13	$2.10

Adjusted Earnings Per Share, Diluted
Weighted average shares, diluted	9,030,437	9,023,185	8,994,315	9,015,480	6,971,089
Diluted earnings (loss) per share (GAAP)	$0.61	$0.62	$(0.10)	$1.96	$1.00
Adjusted diluted earnings per share (non-GAAP)	$0.62	$0.58	$0.66	$2.12	$2.10

Adjusted Pre-Provision, Pre-Tax Earnings
Net interest income	$18,952	$18,295	$18,359	$73,246	$52,452
Total noninterest income	5,018	4,500	6,444	17,018	16,380
Net revenue	$23,970	$22,795	$24,803	$90,264	$68,832
Total noninterest expense	16,125	15,782	21,929	65,433	52,934
Pre-provision, pre-tax earnings	$7,845	$7,013	$2,874	$24,831	$15,898
Add: Merger expenses	127	—	7,316	2,159	8,107
Add: Day 2 Non-PCD Provision	—	—	3,931	—	3,931
Subtract: Bargain purchase gain	—	(304)	(2,920)	(304)	(2,920)
Adjusted pre-provision, pre-tax earnings	$7,972	$6,709	$11,201	$26,686	$25,016

Adjusted Performance Ratios
Average assets	$2,061,973	$2,022,958	$2,051,578	$2,026,527	$1,597,150
Return on average assets (GAAP)	1.06%	1.09%	(0.18%)	0.87%	0.44%
Adjusted return on average assets (non-GAAP)	1.08%	1.03%	1.15%	0.94%	0.92%

Average shareholders’ equity	$184,167	$177,130	$157,844	$175,264	$130,715
Return on average equity (GAAP)	11.86%	12.43%	(2.35%)	10.10%	5.33%
Adjusted return on average equity (non-GAAP)	12.08%	11.75%	15.01%	10.92%	11.19%

Net Interest Margin
Net interest income	$18,952	$18,295	$18,359	$73,246	$52,452
Tax-equivalent net interest income (non-GAAP)	19,041	18,385	18,461	73,612	52,821
Average earning assets	1,914,802	1,897,328	1,919,864	1,898,424	1,504,946
Net interest margin	3.93%	3.83%	3.80%	3.86%	3.49%
Net interest margin fully tax equivalent (non-GAAP)	3.95%	3.84%	3.83%	3.88%	3.51%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands)

(unaudited)	For the Three Months Ended			For the Year Ended
	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Adjusted Noninterest Income
Total noninterest income	$5,018	$4,500	$6,444	$17,018	$16,380
Subtract: bargain purchase gain	—	(304)	(2,920)	(304)	(2,920)
Subtract: loan recovery	(895)	—	—	(895)	—
Net revenue	$4,123	$4,196	$3,524	$15,819	$13,460

Adjusted Operating Noninterest Expense
Total noninterest expense	$16,125	$15,782	$21,929	$65,433	$52,934
Subtract: merger expenses	(127)	—	(7,316)	(2,159)	(8,107)
Subtract: amortization expense	(442)	(442)	(448)	(1,767)	(461)
Adjusted operating noninterest expense	$15,556	$15,340	$14,165	$61,507	$44,366

Efficiency Ratio
Total noninterest expense (GAAP)	$16,125	$15,782	$21,929	$65,433	$52,934
Subtract/Add: other real estate owned (expense) income, net	—	—	(5)	7	(15)
Subtract: amortization of intangibles	(442)	(442)	(448)	(1,767)	(461)
Add/Subtract: gain (loss) on disposal of premises and equipment, net	—	9	3	16	(47)
Subtract: merger expenses	(127)	—	(7,316)	(2,159)	(8,107)
Adjusted operating non-interest expense (non-GAAP)	$15,556	$15,349	$14,163	$61,530	$44,304
Tax-equivalent net interest income (non-GAAP)	$19,041	$18,385	$18,461	$73,612	$52,821
Total noninterest income (GAAP)	5,018	4,500	6,444	17,018	16,380
Subtract: net gain on subordinated debt payoff	—	—	—	(80)	—
Subtract: bargain purchase gain	—	(304)	(2,920)	(304)	(2,920)
Add/Subtract: securities losses (gains), net	—	—	154	—	115
Adjusted income for efficiency ratio (non-GAAP)	$24,059	$22,581	$22,139	$90,246	$66,396

Efficiency ratio (non-GAAP)	64.66%	67.97%	63.97%	68.18%	66.73%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Year Ended
	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$21,513	$21,430	$21,516	$85,174	$63,483
Interest income – investments and other	3,711	3,657	3,970	14,323	12,836
Interest expense – deposits	(5,929)	(6,246)	(6,415)	(24,292)	(20,964)
Interest expense – federal funds purchased	—	—	(1)	—	(1)
Interest expense – subordinated debt	(273)	(479)	(396)	(1,687)	(603)
Interest expense – junior subordinated debt	(67)	(67)	(68)	(266)	(270)
Interest expense – other borrowings	(3)	—	(247)	(6)	(2,029)
Net interest income	$18,952	$18,295	$18,359	$73,246	$52,452
Non-GAAP measures:
Add: Tax benefit realized on non-taxable interest income – loans (6)	$12	$11	$18	$51	$43
Add: Tax benefit realized on non-taxable interest income – municipal securities (6)	77	79	84	315	326
Tax benefit realized on non-taxable interest income	$89	$90	$102	$366	$369
Tax-equivalent net interest income	$19,041	$18,385	$18,461	$73,612	$52,821

Tangible Common Equity and Tangible Assets
Total assets (GAAP)	$2,038,694	$2,030,754	$2,010,281	$2,038,694	$2,010,281
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(13,219)	(13,661)	(14,986)	(13,219)	(14,986)
Tangible assets (Non-GAAP)	$2,022,445	$2,014,063	$1,992,265	$2,022,445	$1,992,265

Total shareholders’ equity (GAAP)	$186,196	$181,209	$166,531	$186,196	$166,531
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(13,219)	(13,661)	(14,986)	(13,219)	(14,986)
Tangible common equity (Non-GAAP)	$169,947	$164,518	$148,515	$169,947	$148,515

Tangible common equity to tangible assets ratio (non-GAAP)	8.40%	8.17%	7.45%	8.40%	7.45%

Tangible Book Value Per Share
Tangible common equity (non-GAAP)	$169,947	$164,518	$148,515	$169,947	$148,515
Common shares outstanding, ending	9,025,395	9,009,209	8,974,102	9,025,395	8,974,102
Tangible book value per share (non-GAAP)	$18.83	$18.26	$16.55	$18.83	$16.55

(1) Non-GAAP financial measure.  See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” tables for additional information and detailed calculations of adjustments.

(2) The Company is a small bank holding company under applicable regulations and guidance and is not subject to the minimum regulatory capital regulations for bank holding companies. The regulatory requirements that apply to bank holding companies that are subject to regulatory capital requirements are presented above, along with the Company's capital ratios as determined under those regulations.

(3) All ratios on December 31, 2025, are estimates and subject to change pending the Bank's filing of its Call Report. All other periods are presented as filed.

(4) Ratios are annualized.

(5) Capital ratios presented are for First Bank.

(6) The tax rate utilized in calculating the tax benefit is 21%

(7) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 21%